UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 19, 2009, Pacific Mercantile Bancorp issued a press release announcing that it had received preliminary approval from the U.S. Treasury Department to participate in and receive a capital investment of up to $25.5 million from the U.S. Treasury in its Capital Purchase Program under the Troubled Asset Relief Program (TARP). Under the Program, healthy domestic banking and other financial institutions meeting required capital adequacy standards, such as the Company, have the opportunity to sell preferred stock to the U.S. Treasury, together with stock purchase warrants that would entitle the Treasury to purchase additional shares of preferred stock, in exchange for the infusion of additional capital in the institution. Attached as Exhibit 99.1 to this Report is a copy of that press release, which qualifies in its entirety the foregoing summary of that press release.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 7.01 above.

Exhibit No.	Description

99.1	Press Release issued February 19, 2009, announcing receipt of preliminary approval for the Company to receive a capital investment of up to $25.5 million in the U.S. Treasury’s Capital Purchase Program under TARP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: February 23, 2009	By:	/s/ NANCY GRAY
Nancy Gray, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued February 19, 2009, announcing receipt of preliminary approval for the Company to receive a capital investment of up to $25.5 million in the U.S. Treasury’s Capital Purchase Program under TARP.

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